Exhibit 10.10

GLOBAL LEISURE PARTNERS LLC Memher FINRA/SIPC www.globalleisurepartners.com

April 28, 2022

Pat Roney

Vintage Wine Estates, Inc.

937 Tahoe Boulevard, Suite 210 Incline Village, Nevada 89451 United States of America

PRIVATE AND CONFIDENTIAL

Dear Pat

This letter confirms the arrangements under which Vintage Wine Estates, Inc. ("you", the "Company" or "VWE"), has engaged Global Leisure Partners LLC ("us" or "GLP") to act as a financial advisor to the Company (the "Engagement") in connection with its exploration of acquisitions, mergers, investments and other strategic matters (each, a "Transaction") on the terms set forth below.

By countersigning the document VWE agrees to and accepts the terms and conditions outlined in this letter (the "Agreement").

1.
Scope of Engagement.

1.1.
During the Term of the Engagement, GLP agrees to provide financial advisory services to the Company in respect of capital markets and mergers and acquisition matters as reasonably requested by the Company and agreed to by GLP. This could include, but is not limited to:

•
Assistance in the valuation of companies that could form potential merger, acquisition or investment candidates (each defined as a "Target");

•
Assistance in reviewing with you the due diligence materials and those aspects of the results of your due diligence referred to us by you;

•
Organizing and attending meetings relating to a Transaction;

•
Development of the structure of a Transaction, in conjunction with your other professional advisers, in relation to taxation, accounting and legal issues;

•
Assistance, in conjunction with your other professional advisers, in the negotiation of the terms and conditions of a Transaction; and
•
managing and assisting you in the successful consummation of any Transaction where GLP's assistance is requested.

GLOBAL LEISURE PARTNERS LLC Memher FINRA/SIPC www.globalleisurepartners.com

1.2.
GLP shall not be responsible for providing specialist, technical or industry-related advice or services (for example, on legal, tax, accounting or other specialist matters) which would normally be provided by other professional advisers. GLP shall not have any liability in respect of services or advice provided to you by third parties irrespective of whether such advice is given or made available to, or reviewed by, GLP, or discussed by GLP with you. You acknowledge that you, together with your other professional advisers, shall be responsible for the nature, scope, adequacy, performance and review of any due diligence inquiries and accordingly, GLP shall not be liable in respect of such matters. You acknowledge and understand that any decision as to whether or not to enter into any Transaction (and the terms on which you do so) is its sole responsibility.

1.3.
GLP does not accept responsibility for the accounting and other data and commercial assumptions on which any valuation advice that it provides is based, the assessment and evaluation of which remain the responsibility of the Company. For the purpose of the Engagement, GLP shall be entitled to rely on any advice and/ or information provided by other advisers to the Company. However, in no circumstance shall GLP be responsible for any such advice or information or for any other work performed by persons other than GLP. GLP's only role and responsibility in relation to due diligence will be to assist the Company in coordinating the work of the Company's other advisers to the extent that GLP has actual knowledge of such work.

2.
Compensation. In consideration of GLP providing the services and performing the responsibilities set out in this Agreement you agree to pay GLP in immediately available funds the following fees:

2.1.
Retainer Fee: VWE will pay GLP a Retainer Fee of $50,000 per quarter (the "Retainer Fee") which shall be payable quarterly in advance and shall accrue daily. The Retainer Fee shall be payable from July 1, 2022 (the "Retainer Fee Start Date") until the end of the Term of this Agreement. The Retainer Fee is non-refundable and will be credited against the Success Fee. In the event of termination of the Engagement or this Agreement other than for cause (as referred to in Section 8 below), the Retainer Fee will become immediately due and payable up to the date of termination (and on a pro rata basis in the case of any part month up to the date of termination); plus

2.2.
Success Fee: In the event that an Eligible Acquisition is completed, VWE will pay GLP a Success Fee of that represents 1% of the Enterprise Value of the Target.

An "Eligible Acquisition" shall be defined as any equity or asset acquisition, merger or other investment transaction by VWE or any person or entity at the direction of VWE where the Enterprise Value of the Target is equal to or greater than $50 million acquired by VWE. An Eligible Acquisition will be completed in the event that any of VWE, or any person at the direction of VWE (whether in one or a series of transactions) (i) acquires a material interest in the share capital of the Target; (ii) acquires a material part of the business and/or assets of the Target; (iii) makes a material investment in the Target by way of equity, debt or any hybrid instrument; or (iv) enters into a material joint venture or other commercial agreement with the Target. Without limiting the generality of the foregoing, any transaction resulting in the acquisition of an

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interest of at least 25% in any of the Target's share capital, debt capital, business or assets will be a completed Transaction for the purposes of this Agreement but fees only to be paid in the event that VWE pays at least $50 million in cash, or stock.

"Enterprise Value" means the sum without duplication of all amounts paid by you in a Transaction, including the value attributable to any earnout or similar mechanism (determined on the assumption that the full amount is payable), plus the face amount of all indebtedness paid or assumed by you therein, less all unrestricted cash giving effect to the Transaction. The value of all publicly traded securities shall be the market price thereof as of five trading days prior to the announcement of the Transaction, debt securities shall be valued at par and all other securities or other amounts shall be as agreed to by you and us, each acting reasonably. For the purposes of calculating the Enterprise Value, any currency other than US Dollars shall be translated into US Dollars at the rate of exchange published at the prevailing market rate on the date the Transaction is Closed.

2.3.
No fees payable to any other advisor by any of VWE, or any other entity shall reduce or otherwise affect the fees payable under this Agreement to GLP.

2.4.
All fees (Section 2) and expenses (Section 3) payable hereunder will be paid by wire transfer at the earlier of closing of a Transaction or within 30 days of issue of an invoice and shall be made free and clear of all deductions or withholdings unless such deduction or withholding is required by law, in which event VWE shall pay such additional amount as shall be required to ensure that the net amount received by GLP will equal the full amount which would have been received by it had no such deduction or withholding been made. "Closing" will be deemed to occur on the date of the first payment of monies (or any other form of consideration) in the relation to the Transaction. Any amount not paid on the due date will bear interest at the rate of 12% per annum.

3.
Out-of-pocket Expenses. In addition to compensation payable pursuant to Section 2, GLP shall be reimbursed by you for all reasonable, out-of-pocket expenses, including fees and expenses of its legal counsel, if any, and any other advisor retained by GLP (it being understood that the retention of any such advisor, will be made with VWE's prior consent), incurred by GLP in originating the Transaction and providing financial intermediary services to you pursuant to this Agreement. Such reimbursements will be payable within 5 days of a request for payment thereof by GLP whether or not any Transaction contemplated by this Agreement is completed.

4.
Confidentiality.

4.1.
No advice rendered or information provided by GLP or VWE (each a "Party") to either Party, whether formal or informal, may be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to without the other Party's prior written consent. All non-public information concerning each Party or the Target or the Transaction that is given to either Party will be used solely in the course of the performance of this Agreement and will be treated confidentially by either Party for so long as it remains non-public.

GLOBAL LEISURE PARTNERS LLC Memher FINRA/SIPC www.globalleisurepartners.com

4.2.
This undertaking shall not apply to any information which:

4.2.1.
is or comes into the public domain (other than as a result of a breach of its obligations by either party); or

4.2.2.
is required or requested to be disclosed by either party (or any of its respective affiliates) by law or regulation, any court of competent jurisdiction or any competent, judicial, governmental or regulatory body, is necessary to be disclosed in the view of such disclosing party to seek to establish any defense in any legal or regulatory proceedings or investigations, or is required to be disclosed to such disclosing party's insurers or auditors; or

4.2.3.
is known by such disclosing party before the date of this Agreement and in respect of which such disclosing party is not under an existing obligation of confidentiality to the non-disclosing party, as evidenced by the written records of such disclosing or non-disclosing party; or

4.2.4.
becomes available to such disclosing party other than from the non-disclosing party (and other than subject to an obligation of confidentiality to the non-disclosing party).

4.3.
Each party's obligation pursuant to this Section 4 shall terminate on the first anniversary of the date of the termination of this Agreement.

4.4.
Any advice rendered by GLP or any of its affiliates is intended solely for the benefit and use of VWE in connection with the Engagement. It may not be disclosed to any third party (including the shareholders of VWE) unless VWE comes under a legal obligation to do so or with the prior written consent of GLP.

5.
Access to Information and Accuracy of Information.

5.1.
In connection with the Engagement, the Company will furnish GLP with all information reasonably available to the Company that GLP reasonably requests.

5.2.
GLP may rely on VWE and its advisers to ensure that any information (including any expressions of opinion) or documentation provided by VWE or on its behalf is true, fair and accurate and not misleading and that there are no omissions which could be material. VWE will ensure that the receipt and use of such information for the purposes of the Engagement will not breach any confidentiality obligation or fiduciary duty owed to, or otherwise infringe any rights of any third party. VWE acknowledges that, except where required by law (the "Rules"), GLP will have no obligation independently to verify any documentation sent to investors and/or shareholders, any statement of fact or opinion contained in such documentation or any information or documentation provided by VWE. If during the course of the Engagement VWE subsequently discovers any such information or documentation in whole or in part is, or is likely to be, untrue, unfair, inaccurate or misleading or that any such information has been improperly

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obtained or that its provision or use by GLP would be unauthorized or in breach of any law, duty or obligation or might give rise to any liability on GLP, it shall notify GLP immediately.

5.3.
GLP shall not be liable for any losses, liabilities, damages or costs suffered by VWE as a consequence of GLP providing advice or taking action or making statements based on any inaccurate or misleading information or documentation which has been supplied by or on behalf of VWE or resulting from any omission from such information or documentation.

5.4.
GLP is an independent contractor of VWE and not a fiduciary. Accordingly, no fiduciary duty is owed by GLP to VWE or its stakeholders, affiliates or representatives.

5.5.
VWE will take primary responsibility for drafting any documentation to be sent to its shareholders or to any counterparty or their shareholders or to any government or regulatory authority.

5.6.
GLP is entitled to assume that any instructions received by it from the CEO to give such instructions (howsoever communicated to us) have been properly authorized by VWE.

6.
Indemnity and Limitation of Liability. In connection with engagements such as the Engagement, it is GLP's firm policy to receive indemnification, The Company agrees to the provisions with respect to our indemnity and other matters set forth in Annex A, which is incorporated by reference into this Agreement..

7.
Term. The term of the Agreement (the 'Term") will be 6 months from the Retainer Fee Start Date, provided that unless a Party gives written notice to the other Party at least 30 days prior to the expiration of the Term that it does not wish the Term to be extended, the Tenn will automatically renew for successive 90-day periods. The Term may be terminated effective upon written notice at any time by the Company for any reason or by GLP for "cause" upon 30 days' prior written notice, provided, however, that termination will not affect GLP's rights to the Retainer or to any Success Fee accrued prior to termination. For the avoidance of doubt, in the event that GLP has assisted the Company on a given Transaction that completes within 12 months after the Agreement has ended then GLP will be due the Success Fee for the Transaction. For purposes of this Agreement, "cause" shall mean the fraud, gross negligence or willful breach by GLP of its obligations hereunder or in the course of providing its services hereunder.

8.
Public Announcements. After the public announcement of a Transaction. if GLP desires to, at its option and expense, GLP is permitted to place announcements and/or advertisements in such financial and other newspapers and journals, as well as on line publications on GLP's website, stating that GLP has advised and/or partnered with VWE in connection with such Transaction. GLP shall provide the VWE with prior written notice of such announcement or advertisement and a copy thereof and shall not make such announcement or advertisement without VWE's prior written consent, which shall not be unreasonably withheld or delayed. VWE hereby provides GLP with a limited license to use and display the name of VWE and its trademarks and logos in connection with any such announcement, including any "tombstone" announcement or advertisement that may be approved hereby

GLOBAL LEISURE PARTNERS LLC Memher FINRA/SIPC www.globalleisurepartners.com

9.
Other GLP Activities. GLP (together with its Associates) is an advisory and private equity firm engaged in investment banking and financial advisory services. In the ordinary course of business, GLP and its Associates, and its clients and their Associates, may hold positions, for its or their own account, in equity, debt or other securities of the Company or any other company that may be involved in the Transaction, as well as other companies in the industry. For the avoidance of doubt, certain GLP principals own shares and warrants in VWE via an investment in Asclepius Capital Partners LP, an independent vehicle. Mark Harms and Robe1t Berner are members of the Board of Directors of VWE and VWE acknowledges that to the extent that Messrs. Harms or Berner are acting on behalf of GLP in the delivery of services under this Agreement, that they are not acting in their capacity as directors or fiduciaries of VWE.

10.
Conflict of lnterests. GLP shall not have any duty to disclose to VWE or utilize for its benefit (and shall have no liability to VWE in relation to) any information related to or belonging to any other clients of GLP or its Associates. Additionally, neither GLP nor any of its Associates shall be required to restrict any of its or their other activities conducted in the ordinary course of its business or otherwise unless such business is in the wine category and GLP agrees to get VWE's consent for such activities. Subject to compliance with duties of confidence to VWE, the receipt by GLP of information under this Agreement will not preclude GLP or its Associates from engaging in or working in any engagement or capacity other than in relation to the Project, in respect of which (for the avoidance of doubt) GLP shall work on an exclusive basis on behalf of VWE and its co-investors. VWE acknowledges that conflicts may potentially exist in GLP's work and that such conflicts will be dealt with internally by GLP. The methodology for dealing with conflicts is set out in the firm's conflicts of interest policy which is available upon request.

11.
Status. GLP is registered with the Securities and Exchange Commission in the US as an authorized Broker Dealer and is a FlNRA member firm. The services which GLP will provide under this Agreement will be corporate finance business. VWE acknowledges that the engagement of GLP under the terms of this Agreement is as an independent contractor and not in any other capacity, including as a fiduciary.

12.
Important Information about Procedures Relating to GLP's Engagement. To help the U.S. Government tight the funding of terrorism and money laundering activities, U.S. Federal Law requires all financial institutions to obtain, verify, and record information that identities each advisory client of GLP (and the key decision makers thereof). As pa1t of the process, GLP will ask that you provide to its compliance officer various corporate or other documents that confirm the identity of VWE and its key decision makers.

13.
Successors, Assigns and Severability. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns provided that no party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions herein. All obligations of whatever nature created by this Agreement are, if assumed by more than one person, the joint and several obligations of those persons

GLOBAL LEISURE PARTNERS LLC Memher FINRA/SIPC www.globalleisurepartners.com unless specifically provided otherwise. The provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.
14.
Third-Party Rights. Nothing in this Agreement, express or implied, is intended to confer or does confer on any person or entity other than the Parties hereto or their respective successors and assigns, and to the extent expressly set forth herein, persons to be indemnified hereunder, any rights or remedies under or by reason of this Agreement or as a result of the services to be rendered by GLP.

15.
Amendments and Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. This Agreement may not be amended, modified or waived except by agreement in writing signed by each of the Parties hereto.

16.
Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK DETERMINED WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE PARTIES AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT BY THE OTHER PARTY OR ITS SUCCESSORS OR ASSIGNS SHALL BE BROUGHT AND DETERMINED IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK (OR, IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, IN ANY APPROPRIATE NEW YORK STATE OR FEDERAL COURT), AND EACH PARTY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, NEW YORK COUNTY AND IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND TO SERVICE OF PROCESS UNDER THE STATUTES OF SUCH STATE; AND IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTIONS TO THE LA YING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION IN THOSE JURISDICTIONS. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING IN CONNECTION WITH OR AS A RESULT OF EITHER THE ENGAGEMENT UNDER THIS AGREEMENT OR ANY MATTER REFERRED TO HEREIN IS HEREBY WAIVED BY THE PARTIES.

17.
General

17.1.
Save as may be provided for in this Agreement or otherwise agreed in writing between VWE and GLP, the Engagement will be neither an express nor implied commitment by GLP to purchase, place or underwrite securities. Any contractual arrangement under which securities are purchased, placed or underwritten by GLP or any of its Associates will be reflected in a separate underwriting agreement containing warranties and indemnities to be given by VWE to GLP as well as such other provisions as are customary for a transaction of that nature.

17.2.
GLP and its affiliates may from time to time communicate with VWE electronically. However,

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the electronic transmission of information cannot be guaranteed to be secure or error-free and such information could be intercepted, corrupted, lost, destroyed, arrive late or incomplete or otherwise be adversely affected or unsafe to use. Accordingly, whilst GLP and its affiliates will use commercially reasonable procedures to check for the then most commonly known viruses, neither GLP nor its affiliates shall have any liability to VWE on any basis, whether in contract, tort (including negligence) or otherwise, in respect of any error or omission arising from or in connection with the electronic communication of information to VWE.

17.3.
This Agreement constitutes the whole agreement between GLP and VWE relating to the Engagement and VWE acknowledges that it has not entered into this Agreement in reliance upon any warranty, representation or other commitment or assurance of any nature other than those expressly set out in this Agreement. VWE waives all rights and remedies which, but for this Section 16, might otherwise be available to it in respect of any such warranty, representation, other commitment or assurance provided that nothing in this Section 18 shall limit or exclude any liability which cannot be excluded or limited by law.

17.4.
The failure or delay by GLP in exercising any right under this Agreement shall not operate as a waiver of such right. The single or partial exercise of any right under this Agreement by GLP shall not prevent any other or further exercise of such right or the exercise of any other right. No breach of any provision of this Agreement by VWE shall be waived except with the express written consent of GLP.

17.5.
Any notice to be given in connection with the Engagement shall be in writing and shall be delivered personally, by prepaid first class post (airmail, where appropriate) or by email so long as a pdf is attached to:

VWE:

Email: pat@vintagewineestates.com Attention: Pat Roney

GLOBAL LEISURE PARTNERS LLC Memher FINRA/SIPC www.globalleisurepartners.com

GLP:

I 15 Park Street

London, WIK 7AP, United Kingdom Email: markharms@glp.us.com Attention: Mark Harms

17.5.1.
Any such notice shall be deemed to have been duly given as follows:

17.5.1.1.
if personally delivered, upon such delivery;

17.5.1.2.
if by post, three working days after posting (one week in the case of airmail); and

17.5.1.3.
if by email, when transmitted.

GLOBAL LEISURE PARTNERS LLC Memher FINRA/SIPC www.globalleisurepartners.com

GLP is delighted to accept this Engagement and we look forward to working with you on this assignment. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this Agreement.

Very truly yours,

GLOBAL LEISURE PARTNERS LLC

By: /s/ Mark Harms

Name: Mark Harms

Title: Chairman and CEO

Accepted and agreed as of the date first written above:

For and on behalf of

VINTAGE WINE ESTATES, INC.

By: /s/ Patrick Roney

Name:	Pat Roney
Title	CEO

GLOBAL LEISURE PARTNERS LLC Memher FINRA/SIPC www.globalleisurepartners.com

Annex A

In the event that GLP or any of its Affiliates, or any of their members, partners, shareholders, managers, employees, agents or representatives (the "Indemnified Parties") becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of the Company, in connection with or as a result of GLP's Engagement referred to in the accompanying Agreement, the Company will reimburse the Indemnified Parties on a monthly basis for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Company also will indemnify and hold the Indemnified Parties harmless against any and all losses, claims, damages, expenses or liabilities to any such person in connection with or as a result of GLP's Engagement referred to in the accompanying Agreement. The Company's obligation to indemnify the Indemnified Parties will not apply to any losses, claims, damages, expenses or liabilities which a court of competent jurisdiction determines in a non-appealable final judgment was caused by an Indemnified Party's bad faith, gross negligence or willful misconduct. Except for GLP's breach of the confidentiality obligations referred to in the accompanying Agreement, Company also agrees that the Indemnified Parties will not have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of our engagement referred to in the accompanying Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence, willful misconduct or bad faith of any Indemnified Party in performing the services that are the subject of the accompanying Agreement. In no event will the liability of GLP exceed the fees paid to the GLP under this Agreement. The foregoing provisions will extend upon the same terms and conditions to any indemnified Party, as the case may be, of any Indemnified Party, and will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and each Indemnified party. The provisions of this Annex A will survive any termination or completion of the Engagement provided by the accompanying Agreement.